February 2023

Pricing Supplement No. 7,973

Registration Statement Nos. 333-250103; 333-250103-01

Dated February 23, 2023

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Fully and Unconditionally Guaranteed by Morgan Stanley

The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes have the terms described in the accompanying prospectus supplement and prospectus, as supplemented and modified by this document. The notes offer investors an opportunity to receive, on each monthly coupon payment date, a coupon based upon the value of the worst performing of the common stock of Bank of America Corporation, the common stock of Amazon.com, Inc., the common stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V., which we refer to collectively as the underlying stocks. On each monthly coupon payment date, investors will receive a coupon at a rate of either (i) 7.50% per annum (the higher coupon payment) or (ii) 0.25% per annum (the lower coupon payment), as measured on the applicable observation date, as follows: If the determination closing price of each underlying stock on an observation date is greater than or equal to 75% of its respective initial share price, which we refer to as the respective coupon threshold level, investors will receive the higher coupon payment on the related coupon payment date. However, if the determination closing price of any underlying stock is less than its respective coupon threshold level on an observation date, investors will receive the lower coupon payment on the related coupon payment date. In addition, the notes will be automatically redeemed if the determination closing price of each underlying stock is greater than or equal to 100% of its respective initial share price, which we refer to as the respective call threshold level, on any monthly redemption determination date (beginning approximately one year after the original issue date) for the early redemption payment equal to the sum of the stated principal amount plus the higher coupon payment otherwise due with respect to the related observation date. No further payments will be made on the notes once they have been redeemed. At maturity, if the notes have not been previously redeemed, you will receive for each $1,000 stated principal amount of notes that you hold an amount in cash equal to the stated principal amount of $1,000 plus the applicable coupon, depending on the performance of the worst performing underlying stock. These long-dated notes are for investors who are concerned about principal risk but seek income and who are willing to forgo upside participation in any appreciation of the underlying stocks and dividend payments in exchange for the repayment of principal at maturity (or upon early redemption) and the opportunity to receive the higher coupon payment when the determination closing price of each underlying stock is greater than or equal to its respective coupon threshold level on the monthly observation dates until the notes are redeemed early or reach maturity. Because all payments on the notes are based on the worst performing of the underlying stocks, the fact that the notes are linked to five underlying stocks does not provide any asset diversification benefits and instead means that if any of the underlying stocks depreciates below its respective coupon threshold level, investors will receive only the lower coupon, and this will not be offset or mitigated by positive performance by the other underlying stocks, even if one or more of the other underlying stocks have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying stock. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per note (see “Commissions and issue price” below)
Stated principal amount:	$1,000 per note
Aggregate principal amount:	$615,000
Pricing date:	February 23, 2023
Original issue date:	February 28, 2023 (3 business days after the pricing date)
Maturity date:	February 28, 2028
Underlying stocks:

The common stock of Bank of America Corporation (the “BAC Stock”), the common stock of Amazon.com, Inc. (the “AMZN Stock”), the common stock of Advanced Micro Devices, Inc. (the “AMD Stock”), the common stock of The Boeing Company (the “BA Stock”) and the common shares of Ferrari N.V. (the “RACE Stock”)

Early redemption:

The notes are not subject to early redemption until one year after the original issue date. Following this one-year non-call period, if, on any redemption determination date, beginning on February 23, 2024, the determination closing price of each underlying stock is greater than or equal to its respective call threshold level, the notes will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the notes once they have been redeemed.

Early redemption payment:

The early redemption payment will be an amount equal to (i) the stated principal amount for each note you hold plus (ii) the higher coupon payment otherwise due with respect to the related observation date.

Determination closing price:

For each underlying stock, the closing price of such underlying stock on any redemption determination date or observation date, times the adjustment factor for such underlying stock on such redemption determination date or observation date, as applicable.

Redemption determination dates:

Beginning after one year, monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events

Early redemption dates:

Starting on February 28, 2024, monthly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Payment at maturity:	If the notes have not previously been redeemed, the payment due at maturity per $1,000 stated principal amount will equal: $1,000 + the final coupon payment
Coupon:

●If, on any monthly observation date, the determination closing price of each underlying stock on such date is greater than or equal to its respective coupon threshold level, we will pay the higher coupon payment on the related coupon payment date.

●If, on any monthly observation date, the determination closing price of any underlying stock is less than its respective coupon threshold level, we will pay the lower coupon payment on the related coupon payment date.

Higher coupon payment:

An amount in cash per stated principal amount corresponding to a return of 7.50% per annum (corresponding to approximately $6.25 per month per note) for each interest payment period for each applicable observation date.

Lower coupon payment:

An amount in cash per stated principal amount corresponding to a return of 0.25% per annum (corresponding to approximately $0.208 per month per note) for each interest payment period for each applicable observation date.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$949.60 per note. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per note	$1,000	$35.50	$964.50
Total	$615,000	$21,832.50	$593,167.50

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $35.50 for each note they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)See “Use of proceeds and hedging” on page 32.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Notes” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Terms continued from previous page:

Worst performing underlying stock:	On any trading day, the underlying stock with the lowest percent change from its initial share price to its determination closing price
Coupon threshold level:

With respect to the BAC Stock, $25.695, which is equal to 75% of its initial share price

With respect to the AMZN Stock, $71.865, which is equal to 75% of its initial share price

With respect to the AMD Stock, $59.813, which is equal to approximately 75% of its initial share price

With respect to the BA Stock, $156.098, which is equal to approximately 75% of its initial share price

With respect to the RACE Stock, $196.613, which is equal to approximately 75% of its initial share price

Call threshold level:

With respect to the BAC Stock, $34.26, which is equal to 100% of its initial share price

With respect to the AMZN Stock, $95.82, which is equal to 100% of its initial share price

With respect to the AMD Stock, $79.75, which is equal to 100% of its initial share price

With respect to the BA Stock, $208.13, which is equal to 100% of its initial share price

With respect to the RACE Stock, $262.15, which is equal to 100% of its initial share price

Initial share price:

With respect to the BAC Stock, $34.26, which is the closing price of such underlying stock on the pricing date

With respect to the AMZN Stock, $95.82, which is the closing price of such underlying stock on the pricing date

With respect to the AMD Stock, $79.75, which is the closing price of such underlying stock on the pricing date

With respect to the BA Stock, $208.13, which is the closing price of such underlying stock on the pricing date

With respect to the RACE Stock, $262.15, which is the closing price of such underlying stock on the pricing date

Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock.
Observation dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to February 23, 2028 as the final observation date.

Coupon payment dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The coupon payment with respect to the final observation date shall be paid on the maturity date.

CUSIP / ISIN:	61774TD90 / US61774TD901
Listing:	The notes will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
March 23, 2023*	March 28, 2023*
April 25, 2023*	April 28, 2023*
May 24, 2023*	May 28, 2023*
June 23, 2023*	June 28, 2023*
July 25, 2023*	July 28, 2023*
August 23, 2023*	August 28, 2023*
September 25, 2023*	September 28, 2023*
October 25, 2023*	October 28, 2023*
November 22, 2023*	November 28, 2023*
December 22, 2023*	December 28, 2023*
January 24, 2024*	January 28, 2024*
February 23, 2024	February 28, 2024
March 25, 2024	March 28, 2024
April 24, 2024	April 28, 2024
May 22, 2024	May 28, 2024
June 25, 2024	June 28, 2024
July 24, 2024	July 28, 2024
August 23, 2024	August 28, 2024
September 25, 2024	September 28, 2024
October 23, 2024	October 28, 2024
November 25, 2024	November 28, 2024
December 24, 2024	December 28, 2024
January 23, 2025	January 28, 2025
February 25, 2025	February 28, 2025
March 25, 2025	March 28, 2025
April 23, 2025	April 28, 2025
May 22, 2025	May 28, 2025
June 25, 2025	June 28, 2025
July 23, 2025	July 28, 2025
August 25, 2025	August 28, 2025
September 24, 2025	September 28, 2025
October 23, 2025	October 28, 2025
November 24, 2025	November 28, 2025
December 23, 2025	December 28, 2025

February 2023 Page 2

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
January 23, 2026	January 28, 2026
February 25, 2026	February 28, 2026
March 25, 2026	March 28, 2026
April 23, 2026	April 28, 2026
May 22, 2026	May 28, 2026
June 24, 2026	June 28, 2026
July 23, 2026	July 28, 2026
August 25, 2026	August 28, 2026
September 23, 2026	September 28, 2026
October 23, 2026	October 28, 2026
November 24, 2026	November 28, 2026
December 22, 2026	December 28, 2026
January 25, 2027	January 28, 2027
February 24, 2027	February 28, 2027
March 23, 2027	March 28, 2027
April 23, 2027	April 28, 2027
May 25, 2027	May 28, 2027
June 23, 2027	June 28, 2027
July 23, 2027	July 28, 2027
August 25, 2027	August 28, 2027
September 23, 2027	September 28, 2027
October 25, 2027	October 28, 2027
November 23, 2027	November 28, 2027
December 22, 2027	December 28, 2027
January 25, 2028	January 28, 2028
February 23, 2028 (final observation date)	February 28, 2028 (maturity date)

* The notes are not subject to automatic early redemption until the twelfth coupon payment date, which is February 28, 2024.

February 2023 Page 3

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Investment Summary

Market-Linked Contingent Income Auto-Callable Notes

The Market Linked Contingent Income Notes due February 28, 2028, with 1-Year Initial Non-Call Period Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V. (the “notes”) offer investors an opportunity to receive a coupon based upon the value of the worst performing underlying stock, as measured on the applicable observation date. On each monthly coupon payment date, investors will receive a coupon at a rate of either (i) 7.50% per annum (the higher coupon payment) or (ii) 0.25% per annum (the lower coupon payment), as measured on the applicable observation date, as follows: If the determination closing price of each underlying stock on an observation date is greater than or equal to its respective coupon threshold level, investors will receive the higher coupon payment on the related coupon payment date. However, if the determination closing price of any underlying stock is less than its respective coupon threshold level on an observation date, investors will receive the lower coupon payment on the related coupon payment date. At maturity, if notes have not been previously redeemed, you will receive for each $1,000 stated principal amount of notes that you hold an amount in cash equal to the stated principal amount of $1,000 plus the applicable coupon, depending on the performance of the worst performing underlying stock. Investors will not participate in any appreciation in the price of any of the underlying stocks. The notes provide investors:

◼the repayment of principal upon early redemption or at maturity, subject to our credit risk

◼the possibility of receiving the higher coupon payment when the determination closing price of each underlying stock is greater than or equal to its respective coupon threshold level on a monthly observation date

◼no exposure to any decline of the underlying stocks if the notes are held to maturity

All payments on the notes are subject to our credit risk.

Maturity:	5 years
Automatic early redemption (beginning after one year):

Starting in February 2024, if the determination closing price of each underlying stock is greater than or equal to its respective call threshold level on any monthly redemption determination date, beginning on February 23, 2024 (approximately one year after the original issue date), the notes will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the higher coupon payment otherwise due with respect to the related observation date. No further payments will be made on the notes once they have been redeemed.

Coupon:

●If, on any monthly observation date, the determination closing price of each underlying stock on such date is greater than or equal to its respective coupon threshold level, we will pay the higher coupon payment on the related coupon payment date.

●If, on any monthly observation date, the determination closing price of any underlying stock is less than its respective coupon threshold level, we will pay the lower coupon payment on the related coupon payment date.

Payment at maturity:	If the notes have not previously been redeemed, the payment due at maturity per $1,000 stated principal amount will equal: $1,000 + the final coupon payment

The original issue price of each note includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date is less than $1,000. We estimate that the value of each note on the pricing date is $949.60.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

February 2023 Page 4

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

In determining the economic terms of the notes, including the higher coupon payment, the lower coupon payment, the coupon threshold levels and the call threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

February 2023 Page 5

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Key Investment Rationale

Market-Linked Contingent Income Auto-Callable Notes provide for the repayment of principal upon early redemption or at maturity, subject to our creditworthiness. They are for investors who are concerned about principal risk but seek income and who are willing to forgo upside participation in any appreciation of the underlying stocks and dividend payments in exchange for the repayment of principal at maturity (or upon early redemption) and the opportunity to receive the higher coupon payment when the determination closing price of each underlying stock is greater than or equal to its respective coupon threshold level on the monthly observation dates until the notes are redeemed early or reach maturity. Investors will not participate in any appreciation in the price of any of the underlying stocks. The following scenarios are for illustrative purposes only and do not attempt to demonstrate every situation that may occur. Accordingly, the notes may or may not be redeemed early, and the higher coupon payment may be payable in none of, or some but not all of, the monthly periods during the 5-year term of the notes.

Repayment of Principal

The notes offer investors an opportunity to receive a higher coupon payment, while providing for the repayment of principal in full upon early redemption or at maturity, subject to our creditworthiness.

Scenario 1: The notes are redeemed prior to maturity

This scenario assumes that, prior to early redemption, all underlying stocks close at or above their respective coupon threshold levels on some monthly observation dates, but one or more underlying stocks close below the respective coupon threshold level(s) on the others. Investors receive the higher coupon payment for the monthly periods for which the determination closing price of each underlying stock is at or above its respective coupon threshold level on the related observation date, and the lower coupon payment for the monthly periods for which the determination closing price(s) of one or more underlying stocks are below the respective coupon threshold level(s) on the related observation date.

Starting on February 23, 2024, when all underlying stocks close at or above their respective call threshold levels on a monthly redemption determination date, the notes will be automatically redeemed for the stated principal amount plus the higher coupon payment otherwise due with respect to the related observation date. No further payments will be made on the notes once they have been redeemed

Scenario 2: The notes are not redeemed prior to maturity, and investors receive the higher coupon for each monthly period

This scenario assumes that at least one of the underlying stocks closes below its call threshold level on every monthly redemption determination date. Consequently, the notes are not redeemed early. On each monthly observation date, the determination closing price of each underlying stock is greater than or equal to its respective coupon threshold level and the notes pay the higher coupon, corresponding to a return of 7.50% per annum, on each of the monthly coupon payment dates. At maturity, investors receive the stated principal amount of their notes plus the final coupon payment. This scenario represents the maximum amount payable over the 5-year term of the notes, which would be payable only if the notes are not redeemed prior to maturity.

Scenario 3: The notes are not redeemed prior to maturity, and investors receive the lower coupon for each monthly period

This scenario assumes that at least one of the underlying stocks closes below its call threshold level on every monthly redemption determination date. Consequently, the notes are not redeemed early. On each monthly observation date, the determination closing price of any underlying stock is less than its respective coupon threshold level and the notes pay only the lower coupon, corresponding to a return of 0.25% per annum, on each of the monthly coupon payment dates. At maturity, investors receive the stated principal amount of their notes plus the final coupon payment, equal to the lower coupon payment.

February 2023 Page 6

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

How the Notes Work

The following diagrams illustrate the potential outcomes for the notes depending on (1) the determination closing prices on each monthly observation date and (2) the determination closing prices on each monthly redemption determination date (beginning after one year). Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the notes.

Diagram #1: Monthly Coupon Payments (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning After One Year)

February 2023 Page 7

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

February 2023 Page 8

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a higher coupon payment is paid with respect to an observation date and how to calculate the payment at maturity, assuming the notes are not automatically redeemed early. The following examples are for illustrative purposes only. All payments on the notes, including the repayment of principal at maturity, are subject to our credit risk. The actual initial share price, coupon threshold level and call threshold level for each underlying stock are set forth on the cover of this document. The below examples are based on the following terms:

Stated Principal Amount:	$1,000 per note
Higher Coupon Payment:	7.50% per annum (corresponding to approximately $6.25 per month per note*) for each interest payment period for each applicable observation date.
Lower Coupon Payment:	0.25% per annum (corresponding to approximately $0.208 per month per note**) for each interest payment period for each applicable observation date.
Hypothetical Initial Share Price:	With respect to the BAC Stock, $30.00 With respect to the AMZN Stock, $100.00 With respect to the AMD Stock, $90.00 With respect to the BA Stock, $150.00 With respect to the RACE Stock, $250.00
Hypothetical Coupon Threshold Level:

With respect to the BAC Stock, $22.50, which is 75% of its hypothetical initial share price

With respect to the AMZN Stock, $75.00, which is 75% of its hypothetical initial share price

With respect to the AMD Stock, $67.50, which is 75% of its hypothetical initial share price

With respect to the BA Stock, $112.50, which is 75% of its hypothetical initial share price

With respect to the RACE Stock, $187.50, which is 75% of its hypothetical initial share price

Hypothetical Call Threshold Level:

With respect to the BAC Stock, $30.00, which is 100% of its hypothetical initial share price

With respect to the AMZN Stock, $100.00, which is 100% of its hypothetical initial share price

With respect to the AMD Stock, $90.00, which is 100% of its hypothetical initial share price

With respect to the BA Stock, $150.00, which is 100% of its hypothetical initial share price

With respect to the RACE Stock, $250.00, which is 100% of its hypothetical initial share price

*The actual higher coupon payment will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The higher coupon payment of $6.25 is used in these examples for ease of analysis.

**The actual lower coupon payment will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The lower coupon payment of $0.208 is used in these examples for ease of analysis.

February 2023 Page 9

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

How to determine the coupon payment with respect to an observation date:

	Determination Closing Price					Coupon Payment
	BAC Stock	AMZN Stock	AMD Stock	BA Stock	RACE Stock
Hypothetical Observation Date 1	$40.00 (at or above its coupon threshold level)	$190.00 (at or above its coupon threshold level)	$120.00 (at or above its coupon threshold level)	$200.00 (at or above its coupon threshold level)	$260.00 (at or above its coupon threshold level)	$6.25
Hypothetical Observation Date 2	$18.00 (below its coupon threshold level)	$115.00 (at or above its coupon threshold level)	$150.00 (at or above its coupon threshold level)	$130.00 (at or above its coupon threshold level)	$200.00 (at or above its coupon threshold level)	$0.208
Hypothetical Observation Date 3	$45.00 (at or above its coupon threshold level)	$55.00 (below its coupon threshold level)	$60.00 (below its coupon threshold level)	$150.00 (at or above its coupon threshold level)	$220.00 (at or above its coupon threshold level)	$0.208
Hypothetical Observation Date 4	$15.00 (below its coupon threshold level)	$65.00 (below its coupon threshold level)	$55.00 (below its coupon threshold level)	$100.00 (below its coupon threshold level)	$160.00 (below its coupon threshold level)	$0.208

On hypothetical observation date 1, each of the underlying stocks closes at or above its respective coupon threshold level. Therefore, a higher coupon payment of $6.25 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one underlying stock closes at or above its coupon threshold level, but one or more of the other underlying stocks close below their respective coupon threshold level(s). Therefore, a lower coupon payment of $0.208 is paid on each relevant coupon payment date.

On hypothetical observation date 4, each of the underlying stocks closes below its respective coupon threshold level, and accordingly a lower coupon payment of $0.208 is paid on the relevant coupon payment date.

You will receive the lower coupon payment on any coupon payment date if the determination closing price of any underlying stock is below its respective coupon threshold level on the related observation date.

How to calculate the payment at maturity (if the notes have not been automatically redeemed):

In the following examples, one or more underlying stocks close below the respective call threshold level(s) on each redemption determination date, and, consequently, the notes are not automatically redeemed prior to, and remain outstanding until, maturity.

	Determination Closing Price on the Final Observation Date					Payment at Maturity
	BAC Stock	AMZN Stock	AMD Stock	BA Stock	RACE Stock
Example 1:	$170.00 (at or above its coupon threshold level)	$190.00 (at or above its coupon threshold level)	$150.00 (at or above its coupon threshold level)	$200.00 (at or above its coupon threshold level)	$310.00 (at or above its coupon threshold level)	$1,006.25 (the stated principal amount plus the higher coupon payment with respect to the final observation date)
Example 2:	$20.00 (below its coupon threshold level)	$185.00 (at or above its coupon threshold level)	$145.00 (at or above its coupon threshold level)	$195.00 (at or above its coupon threshold level)	$275.00 (at or above its coupon threshold level)	$1,000.208 (the stated principal amount plus the lower coupon payment with respect to the final observation date)

In example 1, the determination closing prices of each of the BAC Stock, the AMZN Stock, the AMD Stock, the BA Stock and the RACE Stock are at or above their respective coupon threshold levels. Therefore, investors receive at maturity the stated principal amount of the notes and

February 2023 Page 10

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

the higher coupon payment otherwise due with respect to the final observation date. Investors do not participate in the appreciation of any of the underlying stocks.

In example 2, the determination closing prices of four underlying stocks are above their respective coupon threshold levels, but the determination closing price of the other underlying stock is below its coupon threshold level. Therefore, investors receive at maturity the stated principal amount of the notes and the lower coupon payment otherwise due with respect to the final observation date.

February 2023 Page 11

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

◼You will receive only the lower coupon payment for each monthly period for which the determination closing price of any underlying stock on the related observation date is below its respective coupon threshold level. If the determination closing price of any underlying stock on any observation date is below its respective coupon threshold level, you will receive only the lower coupon payment, corresponding to a return of 0.25% per annum, for each such monthly period.

◼Investors will not participate in any appreciation of the underlying stocks. Investors will not participate in any appreciation in the prices of the underlying stocks from their respective initial share prices, and the return on the notes will be limited to the coupon payments that are paid with respect to each monthly observation date. It is possible that the determination closing price of any underlying stock could be below the respective coupon threshold level on most or all of the observation dates so that you will receive only the lower coupon payments.

◼The coupon is paid on a monthly basis and is based solely on the determination closing prices of the underlying stocks on the specified observation dates. Whether the higher coupon payment or lower coupon payment will be paid with respect to a monthly observation date will be based on the determination closing price of each underlying stock on such date. As a result, you will not know whether you will receive the higher coupon payment or the lower coupon payment until near the end of the relevant monthly period. Moreover, because the monthly coupon is based solely on the determination closing price of each underlying stock on a specific observation date, if any such determination closing price is less than the respective coupon threshold level, you will receive the lower coupon payment, even if the determination closing price of such underlying stock was higher on other days during the term of the notes, and even if the determination closing prices of the other underlying stocks are greater than or equal to their respective coupon threshold levels.

◼Reinvestment risk. The term of your investment in the notes may be shortened due to the automatic early redemption feature of the notes. If the notes are redeemed prior to maturity, you will receive no more coupon payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be redeemed in the first year of the term of the notes.

◼The market price of the notes may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including:

othe volatility (frequency and magnitude of changes in price) of the underlying stocks,

ointerest and yield rates in the market,

odividend rates on the underlying stocks, if any,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or stock markets generally and which may affect the prices of the underlying stocks, othe time remaining until the notes mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the stated principal amount of $1,000 per note if the closing price of any underlying stock at the time of sale is at or below its coupon threshold level, or if market interest rates rise. You cannot predict the future performance of any of the underlying stocks based on their historical performance. There can be no assurance that the determination closing price of each underlying stock on the observation dates will be greater than or equal to its respective coupon threshold level such that you will receive the higher coupon payment for any monthly period.

February 2023 Page 12

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

◼The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes on each coupon payment date, upon automatic redemption and at maturity, and therefore, you are subject to our credit risk. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

◼As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

◼Investing in the notes is not equivalent to investing in the common stock of Bank of America Corporation, the common stock of Amazon.com, Inc. the common stock of Advanced Micro Devices Inc., the common stock of The Boeing Company or the common shares of Ferrari N.V. Investors in the notes will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the notes will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

◼The notes will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your notes for the entire 5-year term of the notes. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

◼The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

◼The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to

February 2023 Page 13

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes may be influenced by many unpredictable factors” above.

◼The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the initial share prices, the coupon threshold levels, the call threshold levels, the determination closing prices on each observation date, whether the lower coupon payment or higher coupon payment will be paid on each coupon payment date and at maturity (if the notes have not previously been redeemed), whether the notes will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payments to you on the notes. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events (and of any adjustments to the adjustment factors). Such determinations may adversely affect the payout to you on the notes. For further information regarding these types of determinations, see “Additional Terms of the Notes—Additional Terms—Postponement of coupon payment dates (including the maturity date) and early redemption dates,” “—Postponement of observation dates and redemption determination dates,” “—Calculation agent,” “—Market disruption event,” “—Antidilution adjustments” and “—Alternate exchange calculation in case of an event of default.” In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

◼Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and to other instruments linked to the underlying stocks), including trading in the underlying stocks and in futures and/or options contracts on the underlying stocks, as well as in other instruments related to the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the observation dates approach. Some of our other affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could potentially increase (i) the value at or above which such underlying stock must close on the redemption determination dates so that the notes are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the coupon threshold level for such underlying stock, which is the value at or above which the underlying stock must close on the observation dates so that you receive the higher coupon payment on the notes (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the notes, including on the redemption determination dates and observation dates, could adversely affect the closing prices of the underlying stocks on the redemption determination dates and observation dates, and, accordingly, whether we redeem the notes prior to maturity and whether we pay the lower coupon payment or higher coupon payment on the coupon payment dates.

Risks Relating to the Underlying Stocks

◼You are exposed to the price risk of each underlying stock with respect to each monthly coupon payment. Your return on the notes is not linked to a basket consisting of each underlying stock. Rather, it will be based upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the performance of each underlying stock. Poor performance by any underlying stock over the term of the notes will result in your receiving only the lower coupon payments, and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive the higher coupon payment on any coupon payment date, each underlying stock must close at or above its respective coupon threshold level on the applicable observation date. Therefore, if any underlying stock has declined to below its coupon threshold level as of an observation date, you will receive only the lower coupon payment on the related coupon payment date, even if the other underlying stocks have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each underlying stock.

◼Because the notes are linked to the performance of the worst performing of the underlying stocks, you are exposed to a greater risk of receiving the lower coupon payments than if the notes were linked to just one of the underlying stocks. The risk that you will receive the lower coupon payment on any coupon payment date is greater if you invest in the notes as opposed to similar notes that are linked to the performance of just one of the underlying stocks. With five underlying stocks, it is more likely that any underlying stock will close below its respective coupon threshold level on any observation date, and therefore it is more likely that you will receive the lower coupon payment on any or all of the coupon payment dates than if the notes were linked to just one of the underlying stocks. In addition, because each underlying stock must close at or above its call threshold level on a monthly redemption determination date (beginning after one year) in order for the notes to be called prior to maturity, the notes are less likely to be called on any early redemption date than if the notes were linked to just one underlying stock.

◼No affiliation with Bank of America Corporation, Amazon.com, Inc., Advanced Micro Devices Inc, The Boeing Company or Ferrari N.V. Bank of America Corporation, Amazon.com, Inc., Advanced Micro Devices Inc., The Boeing Company and Ferrari N.V. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the notes. We have not made any due diligence inquiry with respect to Bank of America Corporation, Amazon.com, Inc., Advanced Micro Devices Inc., The Boeing Company or Ferrari N.V. in connection with this offering.

February 2023 Page 14

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

◼We may engage in business with or involving Bank of America Corporation, Amazon.com, Inc., Advanced Micro Devices Inc., The Boeing Company or Ferrari N.V. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Bank of America Corporation, Amazon.com, Inc., Advanced Micro Devices Inc., The Boeing Company or Ferrari N.V. without regard to your interests and thus may acquire non-public information about Bank of America Corporation, Amazon.com, Inc., Advanced Micro Devices Inc., The Boeing Company or Ferrari N.V. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Bank of America Corporation, Amazon.com, Inc., Advanced Micro Devices Inc., The Boeing Company or Ferrari N.V. which may or may not recommend that investors buy or hold the underlying stock(s).

◼There are risks associated with investments in securities linked to the value of equity securities. The RACE Stock is issued by a foreign company. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

◼The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the notes and your return on the notes may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price of an underlying stock to be less than its respective coupon threshold level (resulting in the lower coupon payment being paid with respect to such date), materially and adversely affecting your return.

February 2023 Page 15

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Bank of America Corporation Overview

Bank of America Corporation is a bank holding company and a financial holding company. The BAC Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Bank of America Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06523 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Bank of America Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BAC Stock is accurate or complete.

Information as of market close on February 23, 2023:

Bloomberg Ticker Symbol:	BAC
Exchange:	NYSE
Current Stock Price:	$34.26
52 Weeks Ago:	$44.78
52 Week High (on 2/25/2022):	$45.02
52 Week Low (on 10/11/2022):	$29.77
Current Dividend Yield:	2.57%

The following table sets forth the published high and low closing prices of, as well as dividends on, BAC Stock for each quarter from January 1, 2020 through February 23, 2023. The closing price of BAC Stock on February 23, 2023 was $34.26. The associated graph shows the closing prices of BAC Stock for each day from January 1, 2018 through February 23, 2023. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the BAC Stock may have been adjusted for stock splits and other corporate events. The historical performance of BAC Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of BAC Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Bank of America Corporation (CUSIP 060505104)	High ($)	Low ($)	Dividends ($)
2020
First Quarter	35.64	18.08	0.18
Second Quarter	28.54	19.77	0.18
Third Quarter	26.92	22.77	0.18
Fourth Quarter	30.31	23.47	0.18
2021
First Quarter	38.99	29.65	0.18
Second Quarter	43.27	38.08	0.18
Third Quarter	43.26	36.93	0.21
Fourth Quarter	48.37	43.08	0.21
2022
First Quarter	49.38	38.34	0.21
Second Quarter	40.90	31.13	0.21
Third Quarter	36.64	30.13	0.22
Fourth Quarter	38.41	29.77	0.22
2023
First Quarter (through February 23, 2023)	36.77	33.23	-

We make no representation as to the amount of dividends, if any, that Bank of America Corporation may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Bank of America Corporation.

February 2023 Page 16

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Common Stock of Bank of America Corporation – Daily Closing Prices January 1, 2018 through February 23, 2023

* The red solid line indicates the coupon threshold level, which is 75% of the initial share price.

This document relates only to the notes referenced hereby and does not relate to BAC Stock or other securities of Bank of America Corporation. We have derived all disclosures contained in this document regarding Bank of America Corporation from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Bank of America Corporation in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents are or any other publicly available information regarding Bank of America Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of BAC Stock (and therefore the price of BAC Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Bank of America Corporation could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of BAC Stock.

February 2023 Page 17

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Amazon.com, Inc. Overview

Amazon.com, Inc. offers electronic retail services to consumer customers, seller customers and developer customers. The AMZN Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-22513 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of AMZN Stock is accurate or complete.

Information as of market close on February 23, 2023:

Bloomberg Ticker Symbol:	AMZN
Exchange:	Nasdaq
Current Stock Price:	$95.82
52 Weeks Ago:	$144.83
52 Week High (on 3/29/2022):	$169.32
52 Week Low (on 12/28/2022):	$81.82
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, AMZN Stock for each quarter from January 1, 2020 through February 23, 2023. The closing price of AMZN Stock on February 23, 2023 was $95.82. The associated graph shows the closing prices of AMZN Stock for each day from January 1, 2018 through February 23, 2023. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the AMZN Stock may have been adjusted for stock splits and other corporate events. The historical performance of AMZN Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of AMZN Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Amazon.com, Inc. (CUSIP 023135106)	High ($)	Low ($)	Dividends ($)
2020
First Quarter	108.51	83.83	-
Second Quarter	138.22	95.33	-
Third Quarter	176.57	143.94	-
Fourth Quarter	172.18	150.22	-
2021
First Quarter	169.00	147.60	-
Second Quarter	175.27	157.60	-
Third Quarter	186.57	159.39	-
Fourth Quarter	184.80	159.49	-
2022
First Quarter	170.41	136.02	-
Second Quarter	168.35	102.31	-
Third Quarter	144.78	109.22	-
Fourth Quarter	121.09	81.82	-
2023
First Quarter (through February 23, 2023)	112.91	83.12	-

We make no representation as to the amount of dividends, if any, that Amazon.com, Inc. may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Amazon.com, Inc.

February 2023 Page 18

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Common Stock of Amazon.com, Inc. – Daily Closing Prices January 1, 2018 through February 23, 2023

* The red solid line indicates the coupon threshold level, which is 75% of the initial share price.

This document relates only to the notes referenced hereby and does not relate to AMZN Stock or other securities of Amazon.com, Inc. We have derived all disclosures contained in this document regarding Amazon.com, Inc. from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Amazon.com, Inc. in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents are or any other publicly available information regarding Amazon.com, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of AMZN Stock (and therefore the price of AMZN Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Amazon.com, Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of AMZN Stock.

February 2023 Page 19

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Advanced Micro Devices Inc. Overview

Advanced Micro Devices, Inc. manufactures semiconductor products. The AMD Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Advanced Micro Devices, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-07882 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Advanced Micro Devices, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AMD Stock is accurate or complete.

Information as of market close on February 23, 2023:

Bloomberg Ticker Symbol:	AMD
Exchange:	Nasdaq
Current Stock Price:	$79.75
52 Weeks Ago:	$109.76
52 Week High (on 2/28/2022):	$123.34
52 Week Low (on 10/14/2022):	$55.94
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, AMD Stock for each quarter from January 1, 2020 through February 23, 2023. The closing price of AMD Stock on February 23, 2023 was $79.75. The associated graph shows the closing prices of AMD Stock for each day from January 1, 2018 through February 23, 2023. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the AMD Stock may have been adjusted for stock splits and other corporate events. The historical performance of AMD Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of AMD Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Advanced Micro Devices Inc. (CUSIP 007903107)	High ($)	Low ($)	Dividends ($)
2020
First Quarter	58.90	38.71	-
Second Quarter	57.44	42.59	-
Third Quarter	92.18	52.34	-
Fourth Quarter	97.12	74.70	-
2021
First Quarter	97.25	73.96	-
Second Quarter	93.93	73.09	-
Third Quarter	118.77	85.89	-
Fourth Quarter	161.91	100.34	-
2022
First Quarter	150.24	102.25	-
Second Quarter	110.53	76.47	-
Third Quarter	103.91	63.36	-
Fourth Quarter	77.63	55.94	-
2023
First Quarter (through February 23, 2023)	88.31	62.33	-

We make no representation as to the amount of dividends, if any, that Advanced Micro Devices Inc. may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Advanced Micro Devices Inc.

February 2023 Page 20

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Common Stock of Advanced Micro Devices Inc. – Daily Closing Prices January 1, 2018 to February 23, 2023

* The red solid line indicates the coupon threshold level, which is 75% of the initial share price.

This document relates only to the notes referenced hereby and does not relate to AMD Stock or other securities of Advanced Micro Devices Inc. We have derived all disclosures contained in this document regarding Advanced Micro Devices Inc. stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Advanced Micro Devices Inc. in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Advanced Micro Devices Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of AMD Stock (and therefore the price of AMD Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Advanced Micro Devices Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of AMD Stock.

February 2023 Page 21

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

The Boeing Company Overview

The Boeing Company is an aerospace firm. The BA Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by The Boeing Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-00442 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding The Boeing Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BA Stock is accurate or complete.

Information as of market close on February 23, 2023:

Bloomberg Ticker Symbol:	BA
Exchange:	NYSE
Current Stock Price:	$208.13
52 Weeks Ago:	$196.42
52 Week High (on 2/14/2023):	$218.45
52 Week Low (on 6/13/2022):	$115.86
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, BA Stock for each quarter from January 1, 2020 through February 23, 2023. The closing price of BA Stock on February 23, 2023 was $208.13. The associated graph shows the closing prices of BA Stock for each day from January 1, 2018 through February 23, 2023. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the BA Stock may have been adjusted for stock splits and other corporate events. The historical performance of BA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of BA Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of The Boeing Company (CUSIP 097023105)	High ($)	Low ($)	Dividends ($)
2020
First Quarter	347.45	95.01	2.055
Second Quarter	230.50	120.00	-
Third Quarter	187.94	146.05	-
Fourth Quarter	238.17	144.39	-
2021
First Quarter	269.19	194.03	-
Second Quarter	259.36	220.78	-
Third Quarter	239.73	206.99	-
Fourth Quarter	233.09	188.19	-
2022
First Quarter	225.96	169.17	-
Second Quarter	191.18	115.86	-
Third Quarter	172.08	121.08	-
Fourth Quarter	196.00	126.05	-
2023
First Quarter (through February 23, 2023)	218.45	195.39	-

We make no representation as to the amount of dividends, if any, that The Boeing Company may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Boeing Company.

February 2023 Page 22

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Common Stock of The Boeing Company – Daily Closing Prices January 1, 2018 through February 23, 2023

* The red solid line indicates the coupon threshold level, which is 75% of the initial share price.

This document relates only to the notes referenced hereby and does not relate to BA Stock or other securities of The Boeing Company. We have derived all disclosures contained in this document regarding The Boeing Company from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Boeing Company in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents are or any other publicly available information regarding The Boeing Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of BA Stock (and therefore the price of BA Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Boeing Company could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of BA Stock.

February 2023 Page 23

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Ferrari N.V. Overview

Ferrari N.V., headquartered in Italy, is a luxury sports car manufacturer. The RACE Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Ferrari N.V. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37596 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Ferrari N.V. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of RACE Stock is accurate or complete.

Information as of market close on February 23, 2023:

Bloomberg Ticker Symbol:	RACE
Exchange:	NYSE
Current Stock Price:	$262.15
52 Weeks Ago:	$215.30
52 Week High (on 2/15/2023):	$267.23
52 Week Low (on 6/14/2022):	$168.75
Current Dividend Yield:	0.56%

The following table sets forth the published high and low closing prices of, as well as dividends on, RACE Stock for each quarter from January 1, 2020 through February 23, 2023. The closing price of RACE Stock on February 23, 2023 was $262.15. The associated graph shows the closing prices of RACE Stock for each day from January 1, 2018 through February 23, 2023. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the RACE Stock may have been adjusted for stock splits and other corporate events. The historical performance of RACE Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of RACE Stock at any time, including on the redemption determination dates or the observation dates.

Common Shares of Ferrari N.V. (CUSIP N3167Y103)	High ($)	Low ($)	Dividends ($)
2020
First Quarter	179.21	129.32	-
Second Quarter	176.19	134.83	1.13
Third Quarter	199.29	171.94	-
Fourth Quarter	229.69	176.49	-
2021
First Quarter	227.01	187.78	-
Second Quarter	219.37	195.57	0.867
Third Quarter	225.88	203.56	-
Fourth Quarter	275.30	207.24	-
2022
First Quarter	269.19	181.48	-
Second Quarter	231.43	168.75	1.362
Third Quarter	216.00	185.00	-
Fourth Quarter	228.08	180.63	-
2023
First Quarter (through February 23, 2023)	267.23	215.37	-

We make no representation as to the amount of dividends, if any, that Ferrari N.V. may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Ferrari N.V.

February 2023 Page 24

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Common Stock of Ferrari N.V. – Daily Closing Prices January 1, 2018 through February 23, 2023

* The red solid line indicates the coupon threshold level, which is 75% of the initial share price.

This document relates only to the notes referenced hereby and does not relate to RACE Stock or other securities of Ferrari N.V. We have derived all disclosures contained in this document regarding Ferrari N.V. from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Ferrari N.V. in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents are or any other publicly available information regarding Ferrari N.V. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of RACE Stock (and therefore the price of RACE Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Ferrari N.V. could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of RACE Stock.

February 2023 Page 25

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Additional Terms of the Notes

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Underlying stock issuer:

With respect to the BAC Stock, Bank of America Corporation

With respect to the AMZN Stock, Amazon.com, Inc.

With respect to the AMD Stock, Advanced Micro Devices Inc.

With respect to the BA Stock, The Boeing Company

With respect to the RACE Stock, Ferrari N.V.

Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Record date:

The record date for each coupon payment date, including the coupon payment date scheduled to occur on the maturity date, shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Denominations:	$1,000 and integral multiples thereof
Senior Note or Subordinated Note:	Senior
Bull or bear notes:	Bull notes
Call right:	The notes are not callable prior to the maturity date
Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

A day, as determined by the calculation agent, on which trading is generally conducted on the New

York Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange Inc. and the

Chicago Board Options Exchange and in the over-the-counter market for equity securities in the

United States.

Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any scheduled coupon payment date (including the maturity date) or early redemption date is not a business day, the applicable payment will be made on the next succeeding business day and no adjustment will be made to the payment made on any such succeeding business day.

If, due to a market disruption event or otherwise, any observation date or redemption determination date for any underlying stock is postponed so that it falls less than two business days prior to the scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date, as applicable, shall be postponed to the second business day following that observation date or redemption determination date as postponed. In any of these cases, no adjustment shall be made to any payment made on that postponed date.

Postponement of observation dates and redemption determination dates:

If any scheduled observation date or redemption determination date is not a trading day, that observation date or redemption determination date, as applicable, will be postponed to the next trading day. In addition, if a market disruption event occurs on any scheduled observation date or redemption determination date with respect to any underlying stock, the determination closing price for that underlying stock only will be determined on the next trading day on which no market disruption event occurs with respect to that underlying stock. The determination of the closing price for the unaffected underlying stocks will not be postponed.

If the determination closing price for any underlying stock has not been determined by the fifth trading day following a scheduled observation date or redemption determination date, the calculation agent will determine such determination closing price for such underlying stock as (i) the closing price for such underlying stock determined on such fifth trading day in accordance with the second paragraph of “Closing price” below times (ii) the related adjustment factor.

Calculation agent:

MS & Co. and its successors

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the monthly coupon payments and payment at maturity (or early redemption payment) will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of the notes will be

February 2023 Page 26

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the notes, including with respect to certain determinations and judgments that the calculation agent must make in determining the initial share prices, the determination closing prices, the share percent changes, the payments on the notes, what adjustments should be made, if any, to the adjustment factor with respect to an underlying stock or whether a market disruption event has occurred. See “Market disruption event”, “Antidilution adjustments,” and “Alternate exchange calculation in case of an event of default” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Closing price:

Subject to the provisions set out under “Antidilution adjustments” below, the closing price for one share of each underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i) if such underlying stock (or any such other security) is listed on a national securities exchange (other than Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying stock (or any such other security) is listed,

(ii) if such underlying stock (or any such other security) is a security of the Nasdaq, the official closing price of such underlying stock published by the Nasdaq on such day, or

(iii) if such underlying stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such underlying stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to such underlying stock, (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term OTC Bulletin Board Service will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Antidilution adjustments” below.

Market disruption event:

With respect to each underlying stock, market disruption event means:

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of such underlying stock on the primary market for that underlying stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b)a breakdown or failure in the price and trade reporting systems of the primary market for such underlying stock as a result of which the reported trading prices for that underlying stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c)the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to that underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

For the purposes of determining whether a market disruption event has occurred with respect to an underlying stock: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on such underlying stock by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such underlying stock and (4) a suspension, absence or material limitation of trading on the

February 2023 Page 27

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

primary market on which options contracts related to such underlying stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.
Antidilution adjustments:

The adjustment factor with respect to an underlying stock will be adjusted as follows:

1. If such underlying stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying stock will be adjusted to equal the product of the prior adjustment factor for such underlying stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying stock.

2. If such underlying stock is subject (i) to a stock dividend (issuance of additional shares of such underlying stock) that is given ratably to all holders of shares of such underlying stock or (ii) to a distribution of such underlying stock as a result of the triggering of any provision of the corporate charter of the issuer of such underlying stock (the relevant “underlying stock issuer”), then once the dividend has become effective and such underlying stock is trading ex-dividend, the adjustment factor for such underlying stock will be adjusted so that the new adjustment factor for such underlying stock shall equal the prior adjustment factor for such underlying stock plus the product of (i) the number of shares issued with respect to one share of such underlying stock and (ii) the prior adjustment factor for such underlying stock.

3. If the applicable underlying stock issuer issues rights or warrants to all holders of such underlying stock to subscribe for or purchase that underlying stock at an exercise price per share less than the closing price of that underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the notes, then the adjustment factor for such underlying stock will be adjusted to equal the product of the prior adjustment factor for such underlying stock and a fraction, the numerator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock which the aggregate offering price of the total number of shares of such underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4. There will be no required adjustments to the adjustment factors to reflect cash dividends or other distributions paid with respect to an underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and extraordinary dividends as described below. A cash dividend or other distribution with respect to an underlying stock will be deemed to be an “extraordinary dividend” if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for such underlying stock by an amount equal to at least 10% of the closing price of such underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in such underlying stock on the primary U.S. organized securities exchange or trading system on which such underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend (such closing price, the “base closing price”). Subject to the following sentence, if an extraordinary dividend occurs with respect to an underlying stock, the adjustment factor with respect to such underlying stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the extraordinary dividend amount. If any extraordinary dividend amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor, the calculation of the closing price with respect to the affected underlying stock will be determined as described in paragraph 5 below, and the extraordinary dividend will be allocated to the replacement stock in accordance with the procedures for a replacement underlying stock as described in clause (c) (ii) of paragraph 5 below. The “extraordinary dividend amount” with respect to an extraordinary dividend for such underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for such underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. The value of the non-cash component of an extraordinary dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination shall be conclusive in the absence of manifest error. A distribution on such underlying stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5. If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer

February 2023 Page 28

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

(other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all of the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each note will be as follows:

●Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to its call threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to its call threshold level, the notes will be automatically redeemed for an early redemption payment.

●Upon the final observation date, if the notes have not previously been automatically redeemed: You will receive for each note that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the respective coupon threshold level, and the determination closing price of each other underlying stock (or exchange property value, as applicable) is also greater than its respective coupon threshold level on the final observation date: (i) the stated principal amount plus (ii) the higher coupon payment with respect to the final observation date.

➢If the exchange property value on the final observation date is less than the respective coupon threshold level, or if the determination closing price (or exchange property value, if applicable) of any other underlying stock is less than its respective coupon threshold level on the final observation date: (i) the stated principal amount plus (ii) the lower coupon payment with respect to the final observation date.

Following the effective date of a reorganization event, the higher coupon payment will be payable for each observation date on which the exchange property value is greater than or equal to the coupon threshold level and the determination closing price (or exchange property value, as applicable) of each other underlying stock is also greater than or equal to its coupon threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the call threshold level, or less than the coupon threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document with respect to the notes to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor for any underlying stock will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor of such underlying stock then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factors will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor for any underlying stock or method of calculating the adjustment factors will be required other than those specified above. The adjustments specified above do not cover all events that could affect the closing price of an underlying stock, including, without limitation, a partial tender or exchange offer for an underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor for an underlying stock or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations

February 2023 Page 29

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to an adjustment factor or to the method of calculating the amounts payable on the notes made pursuant to paragraph 5 above upon written request by any investor in the notes.

Trustee:	The Bank of New York Mellon
Issuer notice to registered note holders, the trustee and the depositary:

In the event that any coupon payment date or the maturity date is postponed as described above, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable any coupon payment date or the maturity date, as applicable, has been rescheduled (i) to each registered holder of the notes by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date or maturity date, as applicable, the business day immediately preceding the scheduled coupon payment date or maturity date, as applicable, and (ii) with respect to notice of the date to which the coupon payment date or maturity date, as applicable, has been rescheduled, the business day immediately following the applicable observation date as postponed.

In the event that the notes are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the notes by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as holder of the notes. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, to be delivered with respect to each note, on or prior to 10:30 a.m. (New York City time) on the business day preceding the each coupon payment date (but if such trading day is not a business day, prior to the close of business on the business day preceding such coupon payment date) and (ii) deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as a holder of the notes, on each coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the payment at maturity on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date (but if such trading day is not a business day, prior to the close of business on the business day preceding the maturity date) and (ii) deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as a holder of the notes, on the maturity date.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the

February 2023 Page 30

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the notes.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

February 2023 Page 31

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:

Under current law and based on current market conditions, the notes should be treated as “variable rate debt instruments” for U.S. federal income tax purposes. U.S. Holders should read the sections of the accompanying prospectus supplement entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Notes—Floating Rate Notes” and “United States Federal Taxation—Tax Consequences to U.S. Holders—Backup Withholding and Information Reporting.” Except where stated otherwise, the following discussion is based on the treatment of the notes as “variable rate debt instruments.”

Coupon Payments on the Notes

Each coupon payment on the notes will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Because the amount of a coupon payment in respect of an accrual period will not be known until the relevant coupon determination date, it is not clear how accrued interest will be determined prior to the relevant coupon determination date.

Sale or Exchange of the Notes

Upon a sale or exchange of the notes, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued interest, which will be treated as a payment of interest) and the U.S. Holder’s tax basis in the notes, which will equal the U.S. Holder’s purchase price for the notes. Because the amount of a coupon payment in respect of an accrual period may not be known until the relevant coupon determination date, it is not clear how much interest will be treated as having accrued on the notes at the time of a sale or exchange that occurs during the period. The capital gain or loss recognized upon a sale or exchange of the notes will be long-term capital gain or loss if the U.S. Holder has held the notes for more than one year at the time of sale or exchange.

Possible Alternative Tax Treatment of an Investment in the Notes

If market conditions change prior to the notes’ issuance or if the Internal Revenue Service (the “IRS”) disagrees with our determination, alternative tax treatments are possible. In particular, the notes could be treated as subject to Treasury regulations governing “contingent payment debt instruments” as described in the section of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders—Notes—Contingent Payment Notes.” Under this treatment, if you are a U.S. taxable investor, you generally would be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amounts of the contingent payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally would be treated as ordinary income.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying prospectus supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the notes do not have a delta of one with respect to any Underlying Security, the notes should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of proceeds and	The proceeds from the sale of the notes will be used by us for general corporate purposes. We will receive, in aggregate,

February 2023 Page 32

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due February 28, 2028, with 1-Year Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Amazon.com, Inc., the Common Stock of Advanced Micro Devices, Inc., the Common Stock of The Boeing Company and the Common Shares of Ferrari N.V.

hedging:

$1,000 per note issued, because, when we enter into hedging transactions in order to meet our obligations under the notes, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the notes borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the notes by taking positions in the underlying stocks, in futures and/or options contracts on the underlying stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could potentially increase (i) the value at or above which such underlying stock must close on the redemption determination dates so that the notes are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the coupon threshold level for such underlying stock, which is the value at or above which the underlying stock must close on the observation dates so that you receive the higher coupon payment on the notes (depending also on the performance of the other underlying stocks). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the notes, including on the observation dates, by purchasing and selling the underlying stocks, futures or options contracts on the underlying stocks that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the observation dates. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the observation dates approach. We cannot give any assurance that our hedging activities will not affect the value of any underlying stock and, accordingly, whether we redeem the notes prior to maturity and whether we pay the lower coupon payment or higher coupon payment on the coupon payment dates.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $35.50 for each note they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

Validity of the notes:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the notes offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such notes will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the notes and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Prospectus Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the prospectus supplement or in the prospectus.

February 2023 Page 33